Exhibit 10.2

                          AMENDMENT OF

                    AMERICAN EXPRESS COMPANY

             EXECUTIVES' INCENTIVE COMPENSATION PLAN


RESOLVED, that pursuant to Paragraph (b) of Article IX thereof, the American Express Company Executives' Incentive Compensation Plan (the "Plan") is amended effective as of the date hereof, as follows:

          1. Paragraph (a) of Article V of the Plan is amended by deleting the period at the end thereof and adding the following:

     "; provided, however, that if, within two years following the occurrence of a Change in Control (as defined below in Article VI), a participant under the Plan experiences a termination of employment that would otherwise entitle him to receive the payment of severance benefits under the provisions of the severance plan that are in effect and that he participates in as of the date of such Change in Control, and is at Job Band 50 or higher on the date of such termination of employment, then such participant in the Plan shall be paid, within five days after the date of such termination of employment, a prorata award under the Plan equal to (i) (A) the average award paid or payable to such participant under the Plan (or any other annual incentive award program of the Company or one of its subsidiaries at the time of such prior payment) for the two years prior to the Change in Control, or (B) if such participant has not received two such awards, the most recent award paid or payable (or target amount so payable, if such participant has not previously received any such award) to such participant under the Plan (or any other annual incentive award program of the Company or one of its subsidiaries at the time of such prior payment), multiplied by (ii) the number of full or partial months that have elapsed during the performance year under the Plan at the time of such termination of employment divided by 12, provided, further, that in the event such termination of employment occurs after the end of the performance year under the Plan but before the payment date under the Plan, then such participant shall also be paid, within five days after such termination of employment, an award under the Plan equal to (X) the average award paid or payable to such participant under the Plan (or any other annual incentive award program of the Company or one of its subsidiaries at the time of such prior payment) for the two years prior to the Change in Control, or (Y) if such participant has not received two such awards, the most recent award paid or payable (or target amount so payable, if such participant has not previously received any such award) to such participant under the Plan (or any other annual incentive award program of the Company or one of its subsidiaries at the time of such prior payment)."

          2. Article VI of the Plan is amended by the addition of new paragraphs (f), (g) and (h) thereto, to read as follows:

     "(f) Notwithstanding anything to the contrary contained in this Plan (except for Paragraph VI(h)), upon the occurrence of a Change in Control (as defined below), the value of any incentive award, the payment of which has been deferred as of the date of such Change in Control (including any earnings equivalents accrued thereon, plus additional interest equivalents for a period of 24 months from the date of the Change in Control, based on the deferral rate in effect for the plan year prior to the date of the Change in Control), shall be paid to the participant within five days following the date of such Change in Control. For purposes of the preceding sentence, any participant whose incentive award is deferred in whole or in part shall be deemed to have had such portion of his account credited with interest equivalents from the date of deferral to the date of the Change in Control at the higher of the deferral rates (applicable to the alternative chosen by the participant) in effect during such deferral period (but not less than zero)."

     (g) For purposes of this Plan, "Change in Control" means the happening of any of the following:

          (i) Any individual, entity or group (a "Person") (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then outstanding common shares of the Company (the "Outstanding Company Common Shares") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that such beneficial ownership shall not constitute a Change in Control if it occurs as a result of any of the following acquisitions of securities:
     (W) any acquisition directly from the Company, (X) any acquisition by the Company or any corporation, partnership, trust or other entity controlled by the Company (a "Subsidiary"), (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (Z) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (iii) of this Section (g) are satisfied. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") became the beneficial owner of 25% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities as a result of the acquisition of Outstanding Company Common Shares or Outstanding Company Voting Securities by the Company which, by reducing the number of Outstanding Company Common Shares or Outstanding Company Voting Securities, increases the proportional number of shares beneficially owned by the Subject Person; provided, that if a Change in Control would be deemed to have occurred (but for the operation of this sentence) as a result of the acquisition of Outstanding Company Common Shares or Outstanding Company Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Outstanding Company Common Shares or Outstanding Company Voting Securities which increases the percentage of the Outstanding Company Common Shares or Outstanding Company Voting Securities beneficially owned by the Subject Person, then a Change in Control shall then be deemed to have occurred; or

          (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation; or

          (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, a Subsidiary or such corporation resulting from such reorganization, merger or consolidation or any subsidiary thereof, and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 25% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

          (iv) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale, lease, exchange or other disposition (X) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such sale, lease, exchange or other disposition, (Y) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or a Subsidiary or such corporation or a subsidiary thereof and any Person beneficially owning, immediately prior to such sale, lease, exchange or other disposition, directly or indirectly, 25% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and
     (Z) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale, lease, exchange or other disposition of assets of the Company.

     (h) Notwithstanding any other provision of this Plan to the contrary, if all or any portion of the payments or benefits to which the participant will be entitled under this Plan, either alone or together with other payments or benefits which the participant receives or is entitled to receive directly or indirectly from the Company or any of its subsidiaries or any other person or entity that would be treated as a payor of parachute payments as hereinafter defined, under any other plan, agreement or arrangement, would constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision thereto and the regulations thereunder (except that "2.95" shall be used instead of "3" under Section 280G(b)(2)(A)(ii) of the Code or any successor provision thereto), such payment or benefits provided to the participant under this Plan, and any other payments or benefits which the participant receives or is entitled to receive directly or indirectly from the Company or any of its subsidiaries or any other person or entity that would be treated as a payor of parachute payments as hereinafter defined, under any other plan, agreement or arrangement which would constitute a parachute payment, shall be reduced (but not below zero) as described below to the extent necessary so that no portion thereof would constitute such a parachute payment as previously defined (except that "2.95" shall be used instead of "3" under Section 280G(b)(2)(A)(ii) of the Code or any successor provision thereto). Whether payments or benefits to the participant are to be reduced pursuant to the first sentence of this paragraph, and the extent to which they are to be so reduced, will be determined by the firm serving, immediately prior to the Change in Control, as the Company's independent auditors, or if that firm refuses to serve, by another qualified firm, whether or not serving as independent auditors, designated by the Administration Committee under the American Express Senior Executive Severance Plan (the "Firm"). The Firm will be paid reasonable compensation by the Company for such services. If the Firm concludes that its determination is inconsistent with a final determination of a court or the Internal Revenue Service, the Firm shall, based on such final determination, redetermine whether the amount payable to the participant should have been reduced and, if applicable, the amount of any such reduction. If the Firm determines that a lesser payment should have been made to the participant, then an amount equal to the amount of the excess of the earlier payment over the redetermined amount (the "Excess Amount") will be deemed for all purposes to be a loan to the participant made on the date of the participant's receipt of such Excess Amount, which the participant will have an obligation to repay to the Company on the fifth business day after demand, together with interest on such amount at the lowest applicable Federal rate (as defined in Section 1274(d) of the Code or any successor provision thereto), compounded semi-annually (the "Section 1274 Rate") from the date of the participant's receipt of such Excess Amount until the date of such repayment (or such lesser rate (including zero) as may be designated by the Firm such that the Excess Amount and such interest will not be treated as a parachute payment as previously defined). If the Firm determines that a greater payment should have been made to the participant, within five business days of such determination, the Company will pay to the participant the amount of the deficiency, together with interest thereon from the date such amount should have been paid to the date of such payment, at the Section 1274 Rate (or such lesser rate (including zero) as may be designated by the Firm such that the amount of such deficiency and such interest will not be treated as a parachute payment as previously defined). If a reduction is to be made pursuant to this paragraph, the Firm will have the right to determine which payments and benefits will be reduced as described below based on the following hierarchy from the first to be reduced to the last (or on such other hierarchy chosen by the Firm in its sole discretion), either those under this Plan alone or such other payments or benefits which the participant receives or is entitled to receive directly or indirectly from the Company or any of its subsidiaries or any other person or entity that would be treated as a payor of parachute payments as previously defined, under any other plan, agreement or arrangement:

          (I)       nonqualified stock option awards;

          (II) restricted stock awards, awards in lieu of restricted stock awards, and restricted stock units;

          (III)     amounts payable under deferred compensation
                    (including, but not limited to, base salary, cash bonus or annual incentive awards, and long-term incentive awards) programs;

          (IV) any other awards or amounts not described in (I), (II) or (III) above that would be payable or provided upon a Change in Control;

          (V)       amounts payable under severance benefit plans;

          (VI) amounts payable under annual incentive (e.g., cash bonus) plans;

          (VII)     portfolio grant awards and performance grant awards;

          (VIII) amounts payable under employee welfare benefit plans, such as life insurance plans (including, but not limited to, the American Express Key Executive Life Insurance Plan);

          (IX) amounts payable under nonqualified employee pension benefit plans; and

          (X)       any other awards or amounts not described in (V),
                    (VI), (VII), (VIII) or (IX) above that would be payable or provided upon a termination of employment that occurs within two years after a Change in Control as described in Paragraph V(a) above.

          The payments and benefits subject to reduction pursuant to this paragraph include one or more attributes thereof, including, but not limited to, acceleration of the time for the vesting or payment thereof and the crediting of additional interest equivalents thereunder. Such reduction may be effected by the reduction or elimination, in whole or in part, of any such payment or benefit (including any or all attributes thereof). If a payment or benefit (including any or all attributes thereof) is reduced in part, the remaining portion of the payment or benefit (including any or all attributes thereof) will continue in full force and effect under the provisions of such payment or benefit (including any or all attributes thereof) as if the Change in Control did not occur and without regard to such reduction or elimination. Nothing in the preceding three sentences of this paragraph is intended or should be interpreted to change the calculated reduction amounts and procedure of this paragraph."

          3. Paragraph (b) of Article IX of the Plan is amended in its entirety, to read as follows:

     "The Board of Directors of the Company may amend this Plan in whole or in part from time to time, and may terminate it at any time. The foregoing sentence to the contrary notwithstanding, the Board of Directors of the Company may not amend or terminate this Plan in a manner that is detrimental to the rights of any participant with respect to the provisions which are applicable upon a Change in Control, without his written consent. The Board of Directors of the Company shall cause all companies that are or have been Participating Companies to be notified promptly of any amendment or termination. No amendment or termination shall deprive any participant, former participant, beneficiary or legal representatives of a former participant of any right under this Plan as such right exists at the time of such amendment or termination, nor increase the obligations of any company that is or has been a Participating Company without its consent."